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                                                                   Exhibit 23.01

                        Consent of Independent Auditors

  We consent to the incorporation by reference of our report dated October 24, 2000 with respect to the consolidated financial statements and schedule of IDT Corporation included in this Annual Report (Form 10-K) for the year ended July 31, 2000, in each of the following:

                  Registration Statement No. 333-53719 on Form S-3; Registration Statement No. 333-61565 on Form S-3; Registration Statement No. 333-71991 on Form S-8; Registration Statement No. 333-73167 on Form S-8; Registration Statement No. 333-77395 on Form S-3; Registration Statement No. 333-80133 on Form S-3; and Registration Statement No. 333-86261 on Form S-3.



                                             ERNST & YOUNG LLP

New York, New York
October 27, 2000